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                                                                    Exhibit 10.8


                      CONTINGENT EQUITY FACILITY AGREEMENT


                  CONTINGENT EQUITY FACILITY AGREEMENT (this "Agreement"), dated as of January 22, 2003, by and among SOUTHERN STAR CENTRAL CORP., a Delaware corporation (the "Corporation"), AIG HIGHSTAR CAPITAL, L.P., a Delaware limited partnership ("Highstar"), ASC CENTRAL, LLC, a Delaware limited liability company ("ASC"), and each other party that may become a party to this Agreement from time to time in accordance with the terms hereof.

                  WHEREAS, as of the date of this Agreement, immediately prior to the transaction referred to in the next succeeding "Whereas" clause, Highstar is the sole shareholder of the Corporation;

                  WHEREAS, on January 21, 2003, the Corporation and ASC entered into a certain Securities Purchase Agreement (the "Securities Purchase Agreement"), pursuant to which ASC has agreed to purchase 500 shares of Series A Preferred Stock of the Corporation, par value $.01 per share (the "Series A Preferred Stock"), and a warrant to purchase certain shares of common stock of the Corporation, par value $.01 per share (the "Common Stock");

                  WHEREAS, the Securities Purchase Agreement requires as a condition precedent to the purchase of the Series A Preferred Stock by ASC that the parties hereto execute and deliver this Agreement; and

                  WHEREAS, Highstar shall derive substantial benefit from the purchase of the Series A Preferred Shares by ASC, and in consideration therefor Highstar desires to execute and deliver this Agreement pursuant to which Highstar will agree, under the terms and circumstances described herein, to make additional equity contributions to the Corporation;

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

               1. Contingent Equity Facility.

                  (a) Highstar hereby agrees to provide to the Corporation, on the terms and conditions described herein, a contingent equity facility (the "Contingent Equity Facility") of $7,500,000 (the "Maximum Funding Obligation Amount"), subject to increase pursuant to paragraph (b) below and to reduction in accordance with Section 2 hereof, which Contingent Equity Facility may be drawn upon by the Corporation for the purposes and subject to the limitations set forth in this Agreement.

                  (b) Highstar hereby agrees that, if the Corporation shall issue additional shares of Series A Preferred Stock in addition to the 500 shares being sold to



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ASC pursuant to the Securities Purchase Agreement, the Maximum Funding
Obligation Amount set forth in paragraph (a) above shall be increased by an amount equal to (i) $7,500,000, multiplied by (ii) a fraction, the numerator of which shall be the number of additional shares of Series A Preferred Stock so purchased, and the denominator of which shall be 500.

               2. Funding Obligations.

                  (a) If, at any time after the date of this Agreement until the third anniversary of the date of this Agreement (the "Funding Term"), subject to the other provisions of this Agreement, the Corporation has insufficient cash to fund the payment in full of any dividends required to be paid on the Series A Preferred Stock under the Corporation's Amended and Restated Certificate of Incorporation (the "Amended Charter") during the Funding Term (a "Dividend Deficit"), the Corporation shall provide written notice (a "Funding Notice") to Highstar and ASC of such Dividend Deficit, which notice shall also state that the Corporation is drawing upon the Contingent Equity Facility in the amount of such deficit not in excess of the Maximum Funding Obligation Amount (after taking into account all prior contributions pursuant hereto). Promptly upon receipt of such Funding Notice and confirmation by Highstar of such deficit, Highstar shall make a capital contribution to the Corporation in an amount equal to the amount of such Dividend Deficit, not in excess of the Maximum Funding Obligation Amount (after taking into account all prior contributions pursuant hereto) (a "Funding Obligation"). The Corporation shall be permitted to draw upon the Contingent Equity Facility on one or more occasions during the Funding Term, but the aggregate of all prior contributions pursuant hereto and the drawing then being made may not exceed the Maximum Funding Obligation Amount.

                  (b) In the event that a Dividend Deficit occurs during the Funding Term and the Corporation has not provided a Funding Notice to Highstar within ten (10) days prior to the Series A Dividend Payment Date (as defined in the Amended Charter), ASC shall be entitled to provide to Highstar a Funding Notice, in which case Highstar shall, promptly upon receipt of such Funding Notice and confirmation by Highstar of such deficit, make a capital contribution to the Corporation in an amount equal to the amount of such Dividend Deficit up to the Maximum Funding Obligation Amount (after taking into account all prior contributions pursuant hereto).

                  (c) Effective upon the first anniversary of the date hereof, the Maximum Funding Obligation Amount shall be reduced by fifty percent (50%).

                  (d) All amounts contributed by Highstar to the Corporation shall be applied by the Corporation solely to the payment of dividends on the shares of the Series A Preferred Stock. The Corporation shall not enter into any agreement (including any credit agreement or other agreement relating to indebtedness for money borrowed) which limits the ability of the Corporation to apply the funds contributed by Highstar hereunder.



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               3. Issuance of Series B Preferred Stock. In consideration for, and simultaneously with, the funding of each Funding Obligation by Highstar, the Corporation shall issue to Highstar shares of Series B Preferred Stock of the Corporation, par value, $.01 per share (the "Series B Preferred Stock"), having the rights, preferences, privileges and restrictions set forth in the Amended Charter and the Corporation shall add to the Corporation's paid-in capital, an amount equal to such Funding Obligation less the par value of the Series B Preferred Stock issued in relation thereto. The shares of Series B Preferred Stock to be issued to Highstar shall be delivered to Highstar free and clear of any encumbrances. The number of shares of Series B Preferred Stock to be issued to Highstar in connection with the funding of each Funding Obligation shall be determined by dividing such Funding Obligation by a per share price of $1,000. In connection with any such issuance of Series B Preferred Stock, the Corporation shall deliver a stock certificate representing the shares of Series B Preferred Stock to be issued to Highstar. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B Preferred Stock, for the purpose of complying with the terms of this Agreement, such number of its duly authorized shares of Series B Preferred Stock as shall be sufficient to effect the terms of this Agreement. Any shares of Series B Preferred Stock issued to Highstar pursuant to the terms of this Agreement shall not be transferable by Highstar except to an affiliate of Highstar.

               4. Termination of Contingent Equity Facility. The Contingent Equity Facility and all Funding Obligations hereunder shall terminate upon expiration of the Funding Term; provided, that, the Contingent Equity Facility and all Funding Obligations hereunder shall earlier terminate in the event that a Change of Control (as defined in the Amended Charter) shall occur. Upon termination of the Contingent Equity Facility, Highstar shall have no obligation to provide any additional capital to the Corporation.

               5. Representations and Warranties.

                  (a) The Corporation hereby represents, warrants and certifies to Highstar that each of the following representations and warranties with respect to itself is true and correct:

                      (i) The Corporation is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted;

                      (ii) The Corporation has taken all necessary action to
                  authorize the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of Corporation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar




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                  laws affecting the enforcement of creditors' rights and
                  general principles of equity;

                      (iii) The execution, delivery and performance of this
                  Agreement do not violate (A) the Corporation's articles of incorporation or by-laws or any resolution of its Board of Directors or other committees charged with the governance of its affairs, or (B) any contract to which it is a party;

                      (iv) No litigation is pending or, to its knowledge,
                  threatened which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability to perform its obligations hereunder; and

                      (v) The shares of Series B Preferred Stock have been duly
                  and validly authorized and reserved for issuance. The shares of Series B Preferred Stock, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive rights and will be delivered to Highstar free and clear of all encumbrances.

                  (b) Highstar hereby represents, warrants and certifies to the Corporation that each of the following representations and warranties with respect to itself is true and correct:

                      (i) Highstar is a limited partnership duly organized,
                  validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and assets and to conduct its business as now conducted;

                      (ii) Highstar has taken all necessary action to authorize
                  the execution, delivery and performance of its obligations under this Agreement, which action has not been superseded or modified, and this Agreement has been duly executed and delivered by Highstar and constitutes the legal, valid and binding obligation of Highstar, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights and general principles of equity;

                      (iii) The execution, delivery and performance of this
                  Agreement do not violate (A) Highstar's certificate of limited partnership or partnership agreement or any resolution of its Board of Directors or other committees charged with the governance of its affairs, or (B) any contract to which it is a party; and



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                      (iv) No litigation is pending or, to its knowledge,
                  threatened which seeks to restrain it from performing its obligations hereunder or the adverse outcome of which would materially affect its business or its ability to perform its obligations hereunder.

               6. Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart. Each counterpart signature page so executed may be attached to a master counterpart of this Agreement and each such master counterpart as well as any and all other master counterparts shall constitute a single agreement.

               7. Survival. The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. All representations, warranties and indemnities contained herein or made in writing by the parties hereto in connection herewith shall survive the execution and delivery of this Agreement and the performance of the obligations contained herein.

               8. Applicable Law and Dispute Resolution.

                  (a) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Dispute Resolution. Any dispute, controversy or claim among the parties relating to, arising out of or in connection with this Agreement, including claims in tort, whether arising before or after the termination of this Agreement (any such dispute, controversy or claim being referred to as a "Dispute") shall be settled without litigation and only by use of the following alternative dispute resolution procedure:

                      (1) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Dispute. The discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the parties' representatives for purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, and without the concurrence of all parties shall not be admissible in the arbitration described below, or in any ancillary or other legal proceedings. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in the arbitration.

                      (2) If negotiations between the representatives of the parties do not resolve the Dispute within sixty (60) days of the initial written request, the



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         Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the "Rules"). Any party may demand such arbitration in accordance with the procedures set out in the Rules. The arbitration shall take place in New York, New York. The arbitration hearing shall be commenced within six (6) months from the date on which an arbitrator is appointed and continue until such time as an award has been determined, provided, however, that the arbitrator may extend the arbitration beyond such period for good cause. The arbitrator shall have the power to and will instruct each party to produce evidence through discovery (i) that is reasonably requested by the other party to the arbitration in order to prepare and substantiate its case, and (ii) the production of which will not materially delay the expeditious resolution of the dispute being arbitrated; each party agrees to be bound by any such discovery order. The arbitrator shall conduct the proceedings, including discovery, briefing and hearings, in a fair, efficient and expedient manner. No party shall be eligible to receive, and the arbitrator shall not have the authority to award, exemplary or punitive damages unless a statute requires that compensatory damages be increased in a specified manner. The arbitrator shall rule on the Dispute by issuing a written and reasoned opinion within thirty (30) days after the close of hearings. The arbitrator's decision shall be binding and final. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

                      (3) Each party will bear its own costs and expenses in submitting and presenting its position with respect to any Dispute to the arbitrator; provided, however, that if the arbitrator determines that the position taken in the Dispute by the nonprevailing party taken as a whole is unreasonable, the arbitrator may order the nonprevailing party to bear such fees and expenses, and reimburse the prevailing party for all or such portion of its reasonable costs and expenses in submitting and presenting its position, as the arbitrator shall reasonably determine to be fair under the circumstances. Unless the arbitrator orders otherwise pursuant to the foregoing sentence, each party to the arbitration shall share equally the fees and expenses of the arbitrator and the American Arbitration Association.

                      (4) Notwithstanding any other provision of this Agreement,
         (i) either party may commence an action to compel compliance with this section, and (ii) if any party, as part of a Dispute, seeks preliminary injunctive relief or any other preliminary equitable remedy, then such party shall be permitted to seek such preliminary injunctive or preliminary equitable relief in any federal or state court or competent jurisdiction before, during or after the pendency of a mediation or arbitration proceeding under this section.

                      (5) In no other event shall either party be liable for consequential, incidental, punitive, exemplary, or indirect damages, in tort, contract or otherwise.



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                      (6) Pending final resolution of the dispute, the parties
         hereto shall proceed with the performance of their obligations under this Agreement.

               9. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

               (a) if to Highstar or the Corporation, to:

                   AIG Highstar Capital, L.P.
                   175 Water Street, 26th Floor
                   New York, New York  10038
                   Attn:  Christopher Lee
                   Phone:  (212) 458-2338
                   Facsimile:  (212) 458-2222

               (b) with a copy to:

                   Victor J. Paci, Esq.
                   Stephen H. Faberman, Esq.
                   Bingham McCutchen LLP
                   150 Federal Street
                   Boston, Massachusetts 02110
                   Phone:  (617) 951-8000
                   Facsimile:  (617) 951-8736; and

               (c) if to ASC, to:

                   ASC Central, LLC
                   c/o Aircraft Services Corporation
                   120 Long Ridge Road
                   Stamford, CT  06927
                   Attention:  Operations Manager - Energy;

               (d) with a copy to:

                   Richard A. Miller, Esq.
                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, NY 10017
                   Phone:  (212) 455-2000
                   Facsimile:  (212) 455-2502

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.



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               10. Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Highstar, the Corporation and ASC.

               11. Successors and Assigns. No party hereto may assign its rights and obligations under this Agreement to any third party, except that Highstar may assign a portion of its interest in this Agreement to persons who become holders of Common Stock following the date hereof; provided that no such assignment shall release Highstar of its obligations hereunder.

               12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and permitted assigns any right, remedy or claim.

               13. Further Assurances. The parties shall execute and deliver such further instruments and perform such further acts as may reasonably be required to carry out the purposes of this Agreement.

               14. Entire Agreement. This Agreement constitutes the entire understanding between the parties, and supersedes any prior understandings respecting the subject matter of this Agreement, including without limitation, the prior Agreement.


                  [Remainder of Page Intentionally Left Blank]





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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement through their duly authorized representatives as of the date hereof.


                                    SOUTHERN STAR CENTRAL CORP.

                                    By: _____________________________________
                                    Name:  Christopher H. Lee
                                    Title: President



                                    AIG HIGHSTAR CAPITAL, L.P.

                                    By: AIG Highstar Capital GP, L.P.
                                        Its General Partner

                                    By: AIG Highstar Capital
                                        Management, LLC, Its General Partner

                                    By: AIG Global Investment Corp., Its
                                        Sole Member


                                    By: _____________________________________
                                    Name:  Christopher H. Lee
                                    Title: Managing Director


                                    ASC CENTRAL, LLC

                                    By:  AIRCRAFT SERVICES CORPORATION,
                                         its Managing Member


                                    _________________________________________
                                    Name:
                                    Title: